UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(310) 415-4807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Faraday Future Intelligent Electric Inc. (the “Company”) provides the following update to the discussion of the results of operations for the three and nine months ended September 30, 2021, as previously disclosed in the Company’s Form 12b-25, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2021, relating to its inability to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”):

The Company expects its operating loss to increase to approximately $186 million during the three months ended September 30, 2021, as compared to approximately $18 million operating loss for the three months ended September 30, 2020. The increase is primarily driven by increased costs to bring the Company’s Hanford, California manufacturing facility to full commercial production, including completion of production and manufacturing tooling, execution of its supply chain efforts and further enhancing its engineering, testing, certification and validation capabilities, as well as increased expenses for the development and production of future electric vehicle models, additional accruals for certain Company litigation and loss on disposal of property and equipment relating to the abandonment of certain FF 91 program assets, primarily vendor tooling, machinery and equipment, due to the improved redesign of the related FF 91 components and implementation of FF’s cost reduction program.

The Company expects its net loss to increase to approximately $304 million during the three months ended September 30, 2021, relative to an approximately $33 million net loss for the three months ended September 30, 2020. The increase in net loss is attributable to the significant increase in operating expenses, the loss relating to fair value measurement of related party notes payable, notes payable and warrant liabilities, as well as loss on extinguishment of related party notes payable, notes payable, and vendor payables in trust, net, which were converted to equity in connection with the closing of the Company’s previously announced business combination with Property Solutions Acquisition Corp. (“PSAC”) on July 21, 2021.

The Company expects its total assets to be approximately $1 billion, which includes approximately $666 million of cash and cash equivalents at September 30, 2021, as compared to approximately $316 million of total assets at December 31, 2020. The increase in total assets is attributable to the proceeds from the closing of the business combination with PSAC as well as the related PIPE financing that closed concurrently with such business combination.

The Company expects its total liabilities to be approximately $378 million at September 30, 2021, as compared to approximately $896 million of total liabilities at December 31, 2020. The decrease in total liabilities is attributable to the settlement of the vendor trust and certain notes payable and related party notes payable with a combination of cash payments and conversions to equity at the closing of the business combination, partially offset by a liability to issue registered shares of Class A common stock recognized as part of the closing of the business combination with PSAC.

The foregoing is qualified in its entirety by the full period-to-period comparisons that will be provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Q3 Form 10-Q.

Item 7.01. Regulation FD Disclosure.

On March 31, 2022, the Company filed a Form 12b-25 Notification of Late Filing with the SEC and issued a press release announcing, among other things, that the Company is unable to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) within the prescribed time period, and does not expect to file it by the extended filing date pursuant to SEC Rule 12b-25.

On February 1, 2022, the Company filed a Current Report on Form 8-K (the “February 1 Form 8-K”) disclosing, among other things, that a special committee of independent directors of the Company (the “Special Committee”) had completed a previously announced independent investigation into allegations of inaccurate Company disclosures. Since then, the Company continues to implement the appropriate remedial actions approved by the Special Committee and continues the additional investigative work and remedial work as recommended by the Special Committee, under the direction of the Executive Chairperson and reporting to the Audit Committee of the Company’s Board of Directors (the “Board”), in each case as described in the February 1, 2022 Form 8-K. That work may result in further findings and remedial actions.

The Company needs additional time to complete the additional investigative work, implement such additional appropriate remedial actions and to finalize the Company’s financial statements and related disclosures for both the Q3 Form 10-Q and Form 10-K. The Company continues to evaluate its controls and compliance oversight and may report additional material weaknesses.

A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in Item 2.01 and this Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Subsequent to the February 1 Form 8-K, the Company, certain members of the management team and employees of the Company received a notice of preservation and subpoena from the staff of the SEC stating that the SEC had commenced a formal investigation relating to the matters that were the subject of the Special Committee investigation. The Company, which had previously voluntarily contacted the SEC in connection with the Special Committee investigation, is cooperating fully with the SEC’s investigation.

Forward Looking Statements

This Current Report on Form 8-K (including information incorporated herein by reference) includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation; Company’s ability to satisfy the terms of the Nasdaq exception and to file the Q3 Form 10-Q and Form 10-K by May 6, 2022, and its ability to regain compliance with the Nasdaq continued listing standards; the implementation of the Special Committee’s actions and related internal review by Company; Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; Company’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of Company’s vehicles; the success of other competing manufacturers; the performance and security of Company’s vehicles; potential litigation involving Company; the result of future financing efforts and general economic and market conditions impacting demand for Company’s products; and the ability of Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the preliminary registration statement on Form S-1 recently filed by Company and other documents filed by Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release dated March 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: March 31, 2022	By:	/s/ Becky Roof
	Name:	Becky Roof
	Title:	Interim Chief Financial Officer

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